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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of our report dated January 21, 1999, except for Note 11, as to which the date is March 26, 1999, with respect to the consolidated financial statements of Cypress Bioscience, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 1998.



                                            /s/ ERNST & YOUNG LLP


San Diego, California
April 19, 1999